UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 17, 2022
Date of Report (Date of earliest event reported)
8x8, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-21783 (Commission File Number)	77-0142404 (I.R.S. Employer Identification No.)

675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $.001 PER SHARE	EGHT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On June 17, 2022, upon the recommendation of 8x8, Inc.’s (the “Company’s”) Compensation Committee (the “Committee”), the Company’s Board of Directors (the “Board”) adopted an executive bonus plan for the fiscal year ending March 31, 2023 (the “Plan” and “fiscal year 2023”, respectively). The Committee administers the Plan with respect to the Company’s executive officers, except the Board administers the Plan with respect to the Company’s Chief Executive Officer. Under the Plan, each of the executive officers is eligible to receive cash bonus awards for performance during fiscal year 2023, with payouts contingent on the Company’s performance in relation to financial performance targets and, in certain cases, the executive’s achievement of individual goals. The target annual bonus under the Plan for each executive officer is as follows, as a percentage of the applicable executive officer’s base salary: David Sipes (100%), Samuel Wilson (65%), Matthew Zinn (55%), Hunter Middleton (55%), and Stephanie Garcia (55%).

Performance is measured and bonuses are payable on a semiannual basis for the first six months and the last six months of the fiscal year. For each half of fiscal year 2023, executive officers are eligible to earn cash bonus payouts under the Plan in amounts ranging from 0% to 200% of the executive officer’s semiannual target bonus amount, which is 50% of such executive officer’s target annual bonus. If the Company performs below a minimum Non-GAAP Operating Income less Stock in Lieu threshold during either semiannual payout period, bonuses are not payable under the Plan to executive officers for such period.

For the Company’s Chief Executive Officer and Chief Financial Officer, the bonus target for each semiannual payout is based 100% on the Company’s performance in relation to one or more financial performance target(s). For all other executive officers, the bonus target for each semiannual payout is based on a combination of Company performance in relation to Company financial performance target(s) and achievement of individual goals. For the first half of fiscal year 2023, the Company’s financial performance targets under the Plan that apply to all of the executive officers are revenue-based targets. The financial performance targets for the second half of fiscal year 2023 will be determined based on the Company’s strategy for the second half of fiscal year 2023.

The Board reserves the right to terminate the Plan at any time at its discretion.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2022

8x8, Inc.

By: /s/ SAMUEL WILSON
Samuel Wilson
Chief Financial Officer (Principal Financial and Accounting Officer)